Exhibit 15(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of PricewaterhouseCoopers

We hereby consent to the incorporation by reference in Rhodia’s Registration Statements on Form S-8 (Registration n° 333-12200 and 333-124813) of our report dated March 29, 2007 relating to Rhodia’s financial statements and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting that appears in Rhodia’s Annual Report on Form 20-F for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers Neuilly-sur-Seine, France March 29, 2007